UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2004

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey	07061-1615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.
SIGNATURES

Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to this Item 9 of Form 8-K.

The Chubb Institute. On May 14, 2004, a subsidiary of The Chubb Corporation entered into an agreement to sell the ownership of The Chubb Institute, Inc., which operates a post-secondary educational institution with multiple locations providing diploma and/or degree programs in the fields of information technology, medical administration, multimedia design and paralegal and legal administration. Closing of the sale is subject to customary conditions, including satisfactory receipt of regulatory approvals. The closing, which is expected to occur later this year, will have an immaterial effect on Chubb’s results and has no effect on Chubb’s earnings guidance.

Chubb to Comply with Subpoena Regarding Broker Compensation. On May 14, 2004, Chubb received from the Office of the Attorney General of the State of New York a subpoena seeking information regarding certain compensation agreements between insurance brokers and Chubb’s insurance companies. Chubb intends to cooperate fully with the inquiry.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

Date: May 21, 2004	By:	/s/ Joanne L. Bober

		Name:	Joanne L. Bober
		Title:	Senior Vice-President and General Counsel